EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

BELLA COSTA DESIGNS, INC.

The undersigned (the “Subscriber”) hereby irrevocably subscribes for that number of shares of common stock (the “Shares”) of Bella Costa Designs, Inc., a Nevada corporation (the “Company”), set forth below, upon and subject to the terms and conditions set forth in the Company’s Prospectus dated _______, 2015, in the United States Securities and Exchange Commission Registration Statement on Form S-1, to which this Subscription Agreement is attached.

Total number of shares subscribed for at US $0.02 per share:  ________________ shares.

Amount paid with this Subscription Agreement at a price of US $0.02 per Share: US $__________________.

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of _____________, 2015.

Signature:  __________________________________________

Print Name:  ________________________________________

Address:  ___________________________________________

        __________________________________________

Telephone No.:  _____________________________________

Name as it should appear on the Certificate:  _______________________________